TERM PROMISSORY NOTE

                                                                 October 2, 1996

      FOR VALUE RECEIVED, Central European Media Enterprises Ltd., a Bermuda corporation ("CME"), promises to pay to the order of Ronald S. Lauder ("Lauder"), or assigns, on the earlier of the date of closing of the public offering of CME's Class A Common Stock covered by SEC Registration Statement No. 333-12699 (or any public offering in lieu thereof) (in either case, a "Public Offering") or October 1, 1998, at Lauder's New York City offices or at such other place as Lauder may from time to time designate, the lesser of (i) $20,000,000, and (ii) the unpaid principal amount as reflected on Annex A hereto, which amount shall be payable in United States dollars. Lauder is hereby authorized by CME to record on Annex A hereto the amount of (i) loans made by Lauder to CME and (ii) each payment of principal received by Lauder, it being understood, however, that failure to make any such notation shall not affect the rights of Lauder or the obligations of CME hereunder in respect of this Note. Loans hereunder shall be made only in $2,000,000 increments on five days prior written notice to Lauder and shall not exceed an aggregate of $20,000,000, provided that Lauder shall not be obligated to make any advance if an Event of Default (or any event which with the giving of notice would constitute an Event of Default) has occurred and is continuing, provided further that Lauder shall not be required to make any advance on or after the maturity date hereof.

      The following terms shall apply to this Note:

      I. Interest. Interest shall accrue and be payable on the outstanding principal amount of this Note at an annual rate from time to time of LIBOR plus 2%, payable on November 1, 1996 and the first business day of each month thereafter (each a "Payment Date"). LIBOR for this purpose shall be one month LIBOR as such rate shall appear on the business day prior to each Payment Date on the Telerate page 3750 (rounded upward, if necessary, to the nearest 1/16th of 1%) for deposits in U.S. dollars for a one-month period.


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      2. Payment not on a Business Day. If any payment of principal of or interest on this Note shall become due on a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close, such payment shall be made on the next succeeding business day and such extension of time shall in such case be included in computing interest in connection with such payment.

      3. Prepayment. CME may, upon at least five days' notice, prepay this Note, in whole or in increments of $2,000,000, without premium or penalty, provided that CME shall reimburse Lauder within five days after demand for any resulting loss or expense incurred by him in prepaying his funding sources, but only those funding sources which have provided him with funding carrying an interest rate based on LIBOR, after any prepayment (or payment upon the closing of a Public Offering) by CME of $10,000,000 or more. In the event that the interest period under Lauder's funding sources expires after CME delivers a notice of prepayment (or payment in the case of a Public Offering) but before CME makes the prepayment (or payment in the case of a Public Offering), Lauder agrees that any borrowings (or continuation of outstanding borrowings) from his funding sources supporting his loan to CME will be made using the shortest interest period available to him.

      4. Costs and Expenses. CME shall pay all reasonable costs and expenses, including reasonable attorneys' fees, incurred by Lauder in collecting or enforcing this Note.

      5. Defaults. (a) The occurrence of any of the following shall constitute an "Event of Default", but, in the case of clauses (iv), (v) or
(vi) below, only after Lauder has given written notice to the Company declaring such event an "Event of Default":

                  (i)   failure to pay principal when due;

                  (ii) the commencement by CME of any case, proceeding or other action relating to it in bankruptcy or seeking any relief under any bankruptcy, insolvency, or similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; CME shall apply for a receiver, custodian or trustee for itself or for all or a substantial part of its property; CME shall make a general assignment for the benefit of its creditors; CME shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or CME shall take any action indicating its consent to, approval of, or acquiescence in any of the foregoing;

                  (iii) any other commencement of any case, proceeding or other action against CME in bankruptcy or seeking any relief under any bankruptcy, insolvency, or similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or a receiver, custodian or trustee for CME or for all or a


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      substantial part of its property shall be appointed; and in each such case such condition shall continue unstayed and in effect for a period of 90 days;

                  (iv) failure to pay within five days of the due date thereof any interest, fees or other amounts (other than principal) payable hereunder;

                  (v) judgments or orders for the payment of money individually, or in the aggregate, in excess of $10,000,000 shall be rendered against CME and such judgments or orders shall continue unpaid, unstayed on or pending appeal, undischarged, unbonded or undismissed, in each case for a period of 30 days or more; and

                  (vi) CME shall fail to make payment in respect of any Debt which individually, or in the aggregate, is outstanding in a principal amount of at least 10,000,000, when due or within the applicable grace period, or any event of condition shall occur which results in the acceleration of the maturity of any such Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any person acting on such holder's behalf to accelerate the maturity thereof.

      "Debt" of any person means at any date, without duplication, (i) all obligations of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations of such person to reimburse any bank or other person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a lien on any asset of such person, whether or not such Debt is otherwise an obligation of such person and (vii) all Debt of others guaranteed by such person.

            (b) CME shall notify Lauder of the occurrence of any Event of Default promptly after CME obtains knowledge thereof;

            (c) Upon the occurrence of any Event of Default, all amounts payable hereunder shall automatically and immediately become due and payable and commitments to make any further advances shall terminate;

      6. Waivers. (a) CME hereby waives presentment, demand for payment, notice of dishonor, notice of protest, and protest in connection with the delivery, acceptance, performance, default, endorsement or guaranty of this Note.


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            (b) No delay by Lauder in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise. No waiver or modification of the terms hereof shall be valid unless set forth in writing by Lauder.

      7. Subordination. (a) Principal, interest on and any other amount due in respect of loans under this Note shall, as provided in (b) and (c) below, be subordinated and made junior to the payment of the principal, interest and any other amount due in respect of amounts due (the "ING Loan") to ING Bank N.V. ("ING").

            (b) Subject to subparagraph (c) below, until the ING Loan shall have been paid in full, the Company shall not make any direct or indirect payment or reduction (whether by way of loan, set-off or otherwise) in respect of the principal amount of, or interest on or any other amount due in respect of this Note, whether such amount shall have become payable on maturity, by acceleration or otherwise, if on the date such payment would (but for this Section (b)) be payable pursuant to this Note (hereinafter referred to as a "Payment Date"), (i) the Company shall have failed to make payments required to be made on or with respect to the ING Loan as and when the same became or becomes due and payable and such failures to pay have not been cured or waived, (ii) any Default (as defined in the agreement pursuant to which the ING Loan was extended by ING) or event of default shall have occurred and be continuing under such agreement, whether or not ING shall, pursuant to such agreement, have declared all or any portion of the ING Loan due and payable in full on the basis of the occurrence of such default or event of default, or (iii) if such a Default or event of default shall not be continuing, but ING shall, pursuant to the ING Loan, have declared all or any portion of the ING Loan due and payable in full on the basis of the occurrence of such Default or event of default and such acceleration shall not have been specifically rescinded in writing by ING.
 Payments on this Note which are not otherwise prohibited pursuant to this
Section 7 from being made, may be made, but only upon, subject and pursuant to the other terms and provisions set forth herein.

            (c) In the event of (x) any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, readjustment of debt, arrangement, composition, assignment for the benefit of creditors, or other similar proceeding relative to the Company, as such, or its property, or (y) any proceeding for voluntary liquidation, dissolution or other winding up or bankruptcy proceedings relative to the Company, then the ING Loan shall first be paid in full before any payment or distribution of any character, whether in cash, securities, obligations or other property, shall be made in respect to this Note.

      8. Assignability. This Note may be assigned by the holder hereof, in whole or in part, at any time or from time to time but shall not be assignable by the Company without the prior written consent of the holder.


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      9. Binding Nature. This Note shall inure to the benefit of and be enforceable by Lauder and his heirs, executors, successors and assigns and shall be binding and enforceable against CME and its assigns and successors.

      10. Severability. It is the desire and intent of the parties that the provisions of this Note be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Note would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any other jurisdiction.

      11. Indemnity. CME agrees to indemnify Lauder and hold Lauder harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by Lauder in connection with any investigative, administrative or judicial proceeding (whether or not Lauder shall be designated a party thereto) brought or threatened relating to or arising out of or in connection with this Note or any actual or proposed use of proceeds hereunder, provided that Lauder shall not have the right to be indemnified under this Section 11 for his own gross negligence or willful misconduct.

      12. Appointment of Agent. CME hereby appoints Andrew Gaspar with offices at the date of this Note at 767 Fifth Avenue, Suite 4200, New York, New York 10153, as its authorized agent on which any and all legal process may be served in any action, suit or proceeding, which is brought in any New York Court (as defined in Section 13). CME agrees that service of process in respect of it upon such agent shall be deemed to be effective service of process upon it in any action, suit or proceeding referred to in this Section which is brought in any New York Court. CME agrees that the failure of such agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon. If for any reason such agent shall cease to be available to act as such, CME agrees to designate a new agent in the Borough of Manhattan, The City of New York, on the terms and for the purposes of this Section, and CME shall, as soon as practicable, give notice to Lauder of such new agent. Nothing herein shall be deemed to limit the ability of Lauder to serve any such legal process in any other manner permitted by applicable law or to obtain jurisdiction over CME or bring actions, suits or proceedings against CME in such other jurisdictions, and in such manner, as may be permitted by applicable law.

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      13. Governing Law; Jurisdiction. This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law. Any action or proceedings to enforce or arising out of this Note may be commenced in any court of the State of New York or in the United States District Court for the Southern District of New York (any such court, a "New York Court"). CME agrees that venue will be proper in such courts in any such matters, and agrees that New York is the most convenient forum for litigation in any suit, action or legal proceeding. CME agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

      Section 14. Successors and Assigns. The provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      IN WITNESS WHEREOF, CME has executed this Note as of the date first above written.

                                       CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.



                                       By: _____________________________________
                                          Name:
                                          Title:


Agreed to and acknowledged by:



______________________________
Ronald S. Lauder

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                                                                         ANNEX A

                     CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

                            Schedule of Loans Owed to
                        Ronald S. Lauder Pursuant to Note


Date        Amount Borrowed       Amount Repaid             Unpaid Principal
----        ---------------       -------------             ----------------